                                                                    EXHIBIT 99.1

BRUSH ENGINEERED MATERIALS UPDATES WEBSITE TO INCLUDE ANNUAL MEETING SPEECHES


CLEVELAND, May 9, 2003 -- Brush Engineered Materials Inc. today announced that it has updated its website (www.beminc.com) to include an audio slide presentation of speeches delivered by Gordon D. Harnett, Chairman, President and CEO and John D. Grampa, Vice President Finance and Chief Financial Officer, at the company's Annual Meeting of Shareholders held on May 6, 2003.

This audio slide presentation, posted in the investor section of the website, includes remarks by Mr. Harnett recapping 2002's results and the company's expectations for 2003. The address by Mr. Grampa provides a review of Brush Engineered Materials' first quarter 2003 results and comments on the current outlook.

Brush Engineered Materials Inc. is headquartered in Cleveland. The Company, through its wholly owned subsidiaries, supplies worldwide markets with beryllium products, alloy products, electronic products, precious metal products, and engineered material systems.

Brush Engineered Materials Inc.

Investors:
Michael C. Hasychak, 216/383-6823

or

Media:
Patrick S. Carpenter 216/383-6835